As filed with the Securities and Exchange Commission on January 27, 2006
                                                      Registration No. 333-51364
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                   Post-Effective Amendment No. 1 to Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                                IVAX CORPORATION
             (Exact name of registrant as specified in its charter)
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            Florida                         2834                   65-0507804
(State or other jurisdiction of      (Primary Standard          (I.R.S. Employer
incorporation or organization)    Industrial Classification      Identification
                                         Code Number)                Number)

                             4400 Biscayne Boulevard
                              Miami, Florida 33137
                                 (305) 575-6000
   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

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                                Richard S. Egosi
                       c/o Teva Pharmaceuticals USA, Inc.
                                 425 Privet Road
                           Horsham, Pennsylvania 19044
                                 (215) 293-6400
   (Name, address, including zip code, telephone number, including area code, of agent for service)

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                                   Copies to:
                              PETER H. JAKES, Esq.
                            JEFFREY S. HOCHMAN, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

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     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

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


                       -----------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

                       -----------------------------------

     20,241,462 shares of common stock of IVAX Corporation, par value $0.10 per share (the "Common Stock") and the associated common stock purchase rights (the "Common Stock Purchase Rights"), giving effect to the 5-for-4 stock split of the Common Stock in May 2001 and the 5-for-4 stock split of the Common Stock in August 2004, previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration. Such Common Stock and Common Stock Purchase Rights represent all the securities remaining unsold under this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 27, 2006.


                                        IVAX CORPORATION

                                        By: /s/ George S. Barrett
                                            ------------------------------
                                            George S. Barrett
                                            President (Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Name                                       Title(s)                           Date
            ----                                       --------                           ----
/s/ George S. Barrett             President (Chief Executive Officer) and Director  January 27, 2006
----------------------------
     George S. Barrett

/s/ Mark W. Durand                  Chief Financial Officer (Principal Financial    January 27, 2006
----------------------------         Officer and Principal Accounting Officer)
      Mark W. Durand

/s/ William S. Marth                                  Director                      January 27, 2006
----------------------------
     William S. Marth

/s/ Richard S. Egosi                                  Director                      January 27, 2006
----------------------------
     Richard S. Egosi
